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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-A


                       FOR REGISTRATION OF CERTAIN CLASSES
                OF SECURITIES PURSUANT TO SECTION 12(b) OR 12(g)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                       VALUE CITY DEPARTMENT STORES, INC.
             (Exact name of registrant as specified in its charter)


              Ohio                                   No. 31-1322832
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

                              3241 Westerville Road
                              Columbus, Ohio 43224


Securities to be registered pursuant to Section 12(b) of the Act:  none

Securities to be registered pursuant to Section 12(g) of the Act:  stock options


If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [x]


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Item 1.     Description of Registrant's Securities to be Registered.

         We incorporate by reference the description of our stock options issued under our 2000 Stock Incentive Plan as described in our Definitive Proxy Statement for the 2001 Annual Meeting of Shareholders, filed July 19, 2001 with the Securities and Exchange Commission (file no. 001-10767).


Item 2.   Exhibits

Exhibit No.                                 Description
-----------                                 -----------

      4 The 2000 Stock Incentive Plan, previously filed as Appendix B to the Definitive Proxy Statement for the 2001 Annual Meeting of Shareholders (file no. 001-10767), filed July 19, 2001, is incorporated herein by reference.


                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       VALUE CITY DEPARTMENT STORES, INC.


                                       /s/ George Kolber
                                       -----------------------------------------
                                       George Kolber, Vice Chairman of the Board
                                       of Directors and Chief Executive Officer


Dated: October 1, 2001



                                                   EXHIBIT INDEX

Exhibit No.                                 Description

     4 The 2000 Stock Incentive Plan, previously filed as Appendix B to the Definitive Proxy Statement for the 2001 Annual Meeting of Shareholders (file no. 001-10767), filed July 19, 2001, is incorporated herein by reference.